Exhibit 10.2

English translation for convenience purposes only

SPD BANK

Gold Lease Agreement

Lease Party: _Wuhan Branch of Shanghai Pudong Development Bank Co., Ltd (hereinafter as Party A)

Leased Party: _Wuhan Kingold Jewelry Co.,Ltd_____(hereinafter as Party B)

Whereas:

Party A and Party B signed the Gold Lease Framwork Agreement (hereinafter as Framework Agreement) on the date of __Jan.__/ _1__ day _2013_, document No. GR2013001_. In order to satisfy the demand of Party B for gold, Party A agrees to lease substantial gold to Party B, and Party B shall return and pay lease expense on schedule. Meanwhile, in order to abide by the credit and to define both Parties’ rights and duties, the Gold Lease Trading Agreement is hereby friendly negotiated and signed.

Here the “substantial gold”, “standard gold”, mentioned in the agreement mean the standard gold which can be transacted on the Shanghai Gold Exchange (hereinafter as “Exchange”).

English translation for convenience purposes only

1. Contract object: Party A agrees to lease 210 kg standard gold with the percentage of gold as_Au99.99__, calculate with the settlement price of _339.80_ yuan/g selected in the fifth article of this agreement, with the market price of_71.3580 million_ RMB.

2. Cash deposit: Party B opens the deposit account in bank of Party A (account name is _Pudong Development Bank other current cash deposit, Wuhan Kingold Jewelry Co., Ltd___, account number is_                                     __.) Party B’s guarantee of pledge for Party A’s lease gold shall be the agreed deposit which is calculated by the settlement of “credit line + cash deposit =weight of leased gold × settlement price ×106_% + lease expense” in the Framework Agreement, among which the percentage of cash deposit in the sum of cash deposit and credit line shall be _8___%, namely, 6.3975 million Yuan. Party B hereby confirms that the agreed cash deposit and the interests generated since the date of deposit in the account shall be the guarantee of pledge. Party A has the right to possess and frozen the guarantee of pledge and agrees no otherwise signed guarantee file on it. Party B authorizes that Party A shall deduct the deposit and interests directly from the account if party B will be unable to return the leased property (or commensurate amount) and /or lease expense in full and on time.

English translation for convenience purposes only

3. Lease term: _12__months, total 357_days, from 2013/2/1 until 2014/2/24.

The expiring date shall be postponed to the first transaction day after the expiring day if not the normal business day of transaction and correspondingly, and the date of interest accrual shall be postponed.

4. Lease rate: ___6__% per year.

5. Settlement price(select one from the followings with “√”,others with “×”)

1. With closing price of gold ____ yuan/g transacted on the business day before the day of contract

√2. With the agreed settlement price _339.80___ yuan/g

6. Settlement of lease expense(select one from the followings with “√”,others with “×”)

According to the articles in this agreement,

1.Lease expense shall be paid in full when Party B gains the leased gold.

English translation for convenience purposes only

√2.Party B shall pay the lease expense of previous term on 20th (date for payment) of the last month of each quarter (in March, June, September, December), if the legal holiday, the payment shall be postponed to the next business day. When the lease is expired, correspondingly, the lease expense shall be paid off.

3.Lease expense shall be paid in full when Party B returns the gold.

Party B authorizes Party A to direct deduct lease expense from the account opened in Party A, with the account No._                                    ___

7. Calculation of lease expense:

Lease expense = weight of gold × lease rate/360×lease days×settlement price

When Paid quarterly, the actual lease days shall be: the first actual lease days shall be counted from the day (include the day) when gold lease business begins until the first day (exclude the day) of payment; the last actual lease days shall be counted from the previous day (include the day) of payment until the day (exclude the day) of return the gold: the other actual lease expense days shall be counted from the previous day of payment until the next one (exclude the day).

English translation for convenience purposes only

8. This agreement is applied for all laws in China (as this agreement purpose, exclude the laws in Hong Kong and Macao special administrative regions and the area of Taiwan and in accordance with the interpretation. In the execution of this agreement, any disputes shall be solved by both parties’ negotiation. When it failed, the disputes shall be resort to the people court located in Party B.

9. This agreement is the part of framework agreement, the articles in this agreement shall prevail if any clarification.

10. This agreement takes effect after signing and sealing by the legal representative or authorized agent of Party B and the legal representative/director or authorized agent of Party A and affixed the special seal for contract. The attachment is the part of this agreement.

11. This agreement is signed in two copies and each party holds one copy with the equal effect.

English translation for convenience purposes only

This agreement is signed by the following parties. Both parties claim that when signing the agreement, all the provisions included in this agreement are negotiated without any disputes and they also have correct understanding of clauses on both parties’ rights and duties, restriction and termination of duties.

English translation for convenience purposes only

Party A (seal or special seal for contract)	Party B (seal or reserved signature)
Legal representative/director or agent	Legal representative
(Signature or seal)	(Signature or seal)

Residence:	Principle business address
Code of Shanghai Gold Exchange	Code of Shanghai Gold Exchange
Postal code:	Postal code:
Telephone:	Telephone:
Fax. :	Fax.:
E-mail:	E-mail:
Contact person:	Contact person:
Signature date: 2013/1/25	Signature date: 2013/1/25